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Exhibit 99.1

Contacts:

Karen Breen
Dan Campbell
    Investor Relations
303-397-8592
303-397-8634
 karen.breen@teletech.com
dan.campbell@teletech.com

TELETECH PROVIDES BUSINESS UPDATE

Denver, Colo., January 29, 2003—TeleTech Holdings, Inc. (Nasdaq: TTEC), a leading global provider of customer management solutions, today provided an update on the status of its relationship with the United States Postal Service (USPS) and other business developments.

        TeleTech received formal notification from the USPS of its decision not to renew its relationship. TeleTech provides services to the USPS from two U.S.-based customer management centers, representing 5.5 percent of TeleTech's 2002 revenues, or approximately $56 million. TeleTech will be working closely with the USPS to coordinate the transition.

        "Since becoming a public company in 1996, we have renewed the majority of our top client relationships," said Kenneth Tuchman, TeleTech's Chairman and Chief Executive Officer. "We enjoyed serving the USPS and are disappointed we were not able to continue our relationship."

        "We would like to thank TeleTech for their contract performance over the last seven years and appreciate the services they have provided to our customers," said Francia Smith, Vice President and Consumer Advocate for the USPS.

OTHER BUSINESS DEVELOPMENTS

        TeleTech recently signed a five-year agreement with a large broadband communications company to provide customer service and billing inquiry support. TeleTech believes the project will ramp to the equivalent of approximately one customer management center by the end of 2003, primarily utilizing capacity in its U.S. multi-client facilities.

        "We are pleased to be working with this important new client, and look forward to a strong partnership," continued Tuchman. "This relationship builds on our legacy of providing comprehensive customer management solutions to diverse clients within the communications industry, and will further enhance the client's ability to build more profitable and lasting customer relationships."

FOURTH QUARTER 2002 RESULTS AND CONFERENCE CALL

        TeleTech plans to release its fourth quarter 2002 financial results and provide a business update on Tuesday, February 11, 2003, after market close, and will host a conference call at 5:00 PM ET. You are invited to join a live webcast of the call by visiting the "Investors" section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay of the call will be available on the TeleTech website through Tuesday, February 25, 2003.

TELETECH PROFILE

        For twenty years, TeleTech has managed the customer experience for some of the world's largest enterprises. TeleTech's innovative customer care services help companies acquire, serve, grow, and retain customers throughout the entire relationship lifecycle. TeleTech offers solutions to a variety of industries including financial services, transportation, communications, government, healthcare, and travel. With a presence that spans North America, Asia-Pacific, Europe, and Latin America, TeleTech provides comprehensive customer care services to global organizations. Additional information on TeleTech can be found at www.teletech.com.

FORWARD LOOKING STATEMENTS

        All statements not based on historical fact are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, following are important factors that could cause TeleTech's actual results to differ materially from those expressed or implied by such forward-looking statements, including: TeleTech's ability to predict future revenue and associated costs; lower than anticipated customer interaction center capacity utilization; the loss or delay in implementation of a customer management program; TeleTech's ability to build-out facilities in a timely and economic manner; greater than anticipated competition from new entrants into the customer care market, causing increased price competition or loss of clients; the loss of one or more significant clients; higher than anticipated start-up costs associated with new business opportunities and ventures; the potential volume or profitability of any future technology or consulting sales; TeleTech's agreements with clients may be canceled on relatively short notice; and TeleTech's ability to generate a specific level of revenue is dependent upon customer interest in and use of the products and services of TeleTech's clients. Readers are encouraged to review TeleTech's 2001 Form 10-K, first, second and third quarter 2002 Forms 10-Q, and other publicly filed documents, which describe other important factors that may impact TeleTech's business, results of operations, and financial condition. TeleTech undertakes no obligation to update its forward-looking statements after the date of this release.

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  Exhibit 99.1